
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Global Perspective Portfolio L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                      20,791,474
<SECURITIES>                                         0
<RECEIVABLES>                                  290,382
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              22,267,408<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                22,267,408<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             4,375,881<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,609,805
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              1,766,076
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          1,766,076
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,766,076
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $3,368,107, $1,076,373 and option premiums paid $109,179.
<F2>Liabilities include redemptions payable of $134,889, accrued incentive fees of $448,724, accrued management fees of $55,367 accrued brokerage commissions of $91,914, common administrative expenses payable of $17,045, and accrued transaction fees and costs of $9,353.
<F3>Total revenues include realized trading revenue of $3,670,678, net change in unrealized of ($158,241) and interest income of $863,444.

